UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2017

ROYAL CARIBBEAN CRUISES LTD.

(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                             ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Royal Caribbean Cruises Ltd. (the “Company”) on May 24, 2017 (the “Original Form 8-K”). The Original Form 8-K was filed with the Securities and Exchange Commission to report the results of the matters submitted to a vote by the Company’s shareholders at the Company’s 2017 Annual Meeting of Shareholders held on May 22, 2017 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to how frequently the Company will conduct future shareholder advisory votes on executive compensation.

Item 5.07    Submission of Matters to a Vote of Security Holders

(d) Consistent with the recommendation of the Board of Directors of the Company as set forth in the Company’s proxy statement for the Annual Meeting and as voted by the shareholders at the Annual Meeting, the Company has adopted a policy to hold an advisory shareholder vote on executive compensation every year. This policy will remain in effect until the next shareholder advisory vote on the frequency of shareholder advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	October 6, 2017	By:	/s/ Bradley H. Stein
		Name:	Bradley H. Stein Senior Vice President, General Counsel & Secretary